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As filed with the Securities and Exchange Commission on January 29, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

SILICON LABORATORIES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-2793174 (I.R.S. Employer Identification No.)
4635 BOSTON LANE AUSTIN, TEXAS 78735 (Address of principal executive offices) (Zip Code)

SILICON LABORATORIES INC.
2000 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED MARCH 8, 2001
EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plan(s))

DANIEL A. ARTUSI
CHIEF EXECUTIVE OFFICER AND PRESIDENT
SILICON LABORATORIES INC.
4635 BOSTON LANE
AUSTIN, TEXAS 78735
(Name and address of agent for service)
 (512) 416-8500
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

2000 Stock Incentive Plan, as amended and restated March 8, 2001 Common Stock, $0.0001 par value	2,561,870	$44.72	$114,566,826.40	$14,515.62

Employee Stock Purchase Plan Common Stock, $0.0001 par value	250,000	$44.72	$11,180,000.00	$1,416.51

			Aggregate Registration Fee:	$15,932.13

(1)
This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Silicon Laboratories Inc. 2000 Stock Incentive Plan, as amended and restated March 8, 2001, and Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2)
Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling price per share of Registrant's Common Stock on January 26, 2004 as reported by the Nasdaq National Market.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

        Silicon Laboratories Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

  (a)
  The Registrant's Annual Report on Form 10-K for the fiscal year ended January 3, 2004, filed with the Commission on January 27, 2004 (as amended on Form 10-K/A filed with the Commission on January 28, 2004);

  (b)
  All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") since the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above; and

  (c)
  The Registrant's Registration Statement No. 000-29823 on Form 8-A filed with the Commission on March 7, 2000 pursuant to Section 12 of the 1934 Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

        All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

        Not applicable.

Item 6. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Registrant may and, in some cases, must be indemnified by the Registrant against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses(including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Registrant, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had no reasonable cause to believe his conduct was unlawful.

        The Registrant's certificate of incorporation provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. The Registrant's bylaws require it to indemnify its directors and executive officers to the fullest extent permitted by Delaware law. The Registrant has entered into indemnification agreements with all of its directors and executive officers and has purchased directors' and officers' liability insurance.

        Reference is made to the underwriting agreement filed as Exhibit 1.1 to Registrant's Registration Statement No. 333-94853, pursuant to which the underwriters have agreed to indemnify the Registrant's officers and directors against certain liabilities under the Securities Act.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

Number	Exhibit
4	Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-29823 on Form 8-A which is incorporated herein by reference pursuant to Item 3(c).
5	Opinion and consent of Morgan, Lewis & Bockius LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Morgan, Lewis & Bockius LLP is contained in Exhibit 5.
24	Power of Attorney. Reference is made to page II-4 of this Registration Statement.
99.1*	Silicon Laboratories Inc. 2000 Stock Incentive Plan, as amended and restated March 8, 2001.
99.2**	Silicon Laboratories Inc. Employee Stock Purchase Plan.

*
Exhibit 99.1 is incorporated herein by reference to Exhibit 99.1 to Registrant's Registration Statement No. 333-60794 on Form S-8 filed with the SEC on May 11, 2001.

**
Exhibit 99.2 is incorporated herein by reference to Exhibit 99.2 to Registrant's Registration Statement No. 333-39528 on Form S-8 filed with the SEC on June 16, 2000.

Item 9. Undertakings.

        A.    The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 Act, as amended (the "1933 Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement;

(2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 2000 Stock Incentive Plan, as amended and restated March 8, 2001, and Employee Stock Purchase Plan.

        B.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C.    Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on this 29th day of January, 2004.

SILICON LABORATORIES INC.
By:	/s/ DANIEL A. ARTUSI Daniel A. Artusi Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

        That the undersigned officers and directors of Silicon Laboratories Inc., a Delaware corporation, do hereby constitute and appoint Daniel A. Artusi, Chief Executive Officer and President, and John W. McGovern, Vice President and Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ NAVDEEP S. SOOCH Navdeep S. Sooch	Chairman of the Board	January 29, 2004
/s/ DANIEL A. ARTUSI Daniel A. Artusi	Chief Executive Officer, President and Director (principal executive officer)	January 29, 2004
/s/ JOHN W. MCGOVERN John W. McGovern	Vice President and Chief Financial Officer (principal financial and accounting officer	January 29, 2004

/s/ DAVID R. WELLAND David R. Welland	Vice President and Director	January 29, 2004
/s/ WILLIAM G. BOCK William G. Bock	Director	January 29, 2004
/s/ H. BERRY CASH H. Berry Cash	Director	January 29, 2004
/s/ ROBERT TED ENLOE, III Robert Ted Enloe, III	Director	January 29, 2004
/s/ LAURENCE G. WALKER Laurence G. Walker	Director	January 29, 2004
/s/ WILLIAM P. WOOD William P. Wood	Director	January 29, 2004

EXHIBIT INDEX

Number	Exhibit
4	Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-29823 on Form 8-A which is incorporated herein by reference pursuant to Item 3(c).
5	Opinion and consent of Morgan, Lewis & Bockius LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Morgan, Lewis & Bockius LLP is contained in Exhibit 5.
24	Power of Attorney. Reference is made to page II-4 of this Registration Statement.
99.1*	Silicon Laboratories Inc. 2000 Stock Incentive Plan, as amended and restated March 8, 2001.
99.2**	Silicon Laboratories Inc. Employee Stock Purchase Plan.

*
Exhibit 99.1 is incorporated herein by reference to Exhibits 99.1 to Registrant's Registration Statement No. 333-60794 on Form S-8 filed with the SEC on May 11, 2001.

**
Exhibit 99.2 is incorporated herein by reference to Exhibits 99.2 to Registrant's Registration Statement No. 333-39528 on Form S-8 filed with the SEC on June 16, 2000.

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PART II Information Required in the Registration Statement
  Item 3. Incorporation of Documents by Reference
  Item 4. Description of Securities
  Item 5. Interests of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers
  Item 7. Exemption from Registration Claimed
  Item 8. Exhibits
  Item 9. Undertakings .
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX